Exhibit 10.1

                                    AGREEMENT

            This Agreement (the "Agreement") is entered into this 9th day of September, 2005, by and between Sizeler Property Investors, Inc., a Maryland corporation ("Sizeler" or the "Company"), on the one hand, and First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, (the "Proponent"), on the other hand.

      In consideration for the covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Covenants of Sizeler. Sizeler represents, warrants, covenants and agrees that, in reliance on the covenants and agreements of Proponent set forth in Section 2 below and the mutual covenants and agreements of the parties set forth in Section 3 below:

            (a) the Board of Directors of Sizeler (the "Board") has elected one designee of Proponent reasonably acceptable to the Board to fill a vacancy on the Board that has been created by the resignation of one Sizeler director (who was originally elected to serve until the 2006 annual meeting of stockholders) concurrently with the execution hereof, which election shall be effective upon the execution and delivery of this Agreement; such designee shall serve until the 2006 annual meeting of stockholders and until his successor is elected and qualifies;

            (b) in the event that the size of the Board is increased to eight or more persons, whether by action of the Board or Sizeler's stockholders, the Board will take all steps necessary to provide that two designees of Proponent are members of the Board; without the consent of the Proponent or unless the holders of at least a majority of the voting power of Sizeler's outstanding stock shall have approved such increase, the size of the Board shall not be increased to greater than eight persons;

            (c) provided that Proponent has not nominated its own slate of directors or made a stockholder proposal, the Board (including its nominating committee) will renominate Proponent's designee or designees (if there are two designees as a result of paragraph 1(b)) for reelection at the 2006 and 2007 annual meetings of stockholders;

            (d) the Board (including its nominating committee) will nominate, present and recommend for election to the Sizeler stockholders at Sizeler's 2005 annual meeting of stockholders (the "2005 Annual Meeting") a slate of two director candidates consisting of Sidney W. Lassen and William G. Byrnes (the "Board Nominees"), subject to any decision one or more of such Board Nominees may make not to stand for election;

            (e) the Board has elected (and will reelect consistent with paragraph 1(c)) a minimum of one designee of Proponent to serve on its Compensation Committee and its Real Estate Acquisition Committee, effective upon execution and delivery of this Agreement. The Board will not alter the current practice that all independent directors of the Board (determined with reference to the provisions of the New York Stock Exchange Listed Company Manual (the "Listed Company Manual")) are the only members of the Board to serve on the Nominating and Corporate Governance Committee. The Board has renamed the Real Estate Acquisition Committee the "Strategic Direction and Acquisition Committee." The Board has adopted a charter for the Strategic Direction and Acquisition Committee, a copy of which is attached hereto as Exhibit A;

            (f) the Board has adopted, declared advisable and recommended for stockholder approval at the 2005 Annual Meeting an amendment of the Company's Articles of Incorporation (the "Charter"), attached hereto as Exhibit B, to effect the elimination of the Company's staggered board of directors by the time of the 2007 annual meeting of stockholders. This will be accomplished by providing that the two nominees elected at the 2005 Annual Meeting will be elected to a one-year term; that at Sizeler's 2006 annual meeting of stockholders all nominees (whether elected at the 2005 Annual Meeting or serving for a three year term ending at the 2006 annual meeting) will be elected to a one year term, and that at Sizeler's 2007 annual meeting of stockholders and thereafter, all nominees will be elected to a one year term. If the foregoing amendment to the Charter is adopted by the requisite vote of the stockholders, the Company shall cause an amendment to the Charter to be promptly filed with the Maryland State Department of Assessments and Taxation and shall cause its Bylaws to be amended to the extent necessary to reflect such amendment;

            (g) Sizeler's 2006 annual meeting of stockholders will be held within the 31 days commencing September 27, 2006. The Company will give a minimum of 30 days' advance public notice of its nominees for election or reelection to the Board;

            (h) through October 31, 2006, the Company will not issue any equity securities (or securities convertible into or redeemable for equity securities) for cash (except for issuances to employees and to officers and directors under stockholder-approved plans), unless such issuance has been approved by a majority of the Board which majority shall include at least one designee of Proponent;

            (i) the Board has adopted an amendment to the Bylaws of the Company in the form set forth in Exhibit C hereto;


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

            (j) the Company shall cause to be filed with the Securities and Exchange Commission within two business days of the date hereof a Current Report on Form 8-K disclosing the agreements provided for herein and an amendment to its Proxy Statement for the 2005 Annual Meeting providing for the proposal contemplated by Section 1(f) hereof and such other changes as may be required or advisable; and

            (k) The Company will reimburse the Proponent for up to $375,000 of documented legal and proxy-related expenses within 10 business days of receipt of acceptable supporting documentation.

            2. Covenants of Proponent. Proponent, on behalf of itself and its executive officers, and affiliates (i.e. persons controlling, controlled by, or under common control with the Proponent), represents, warrants, covenants and agrees that, in reliance on the covenants and agreements of Sizeler set forth in
Section 1 above and the mutual covenants set forth in Section 3:

            (a) Proponent will support the election of the Board Nominees, agrees to vote all shares beneficially owned by it in favor of the Board Nominees, and agrees to refrain from taking any action inconsistent with the foregoing; Proponent has executed an irrevocable proxy in the form attached hereto as Exhibit D;

            (b) Proponent will cause certain of its executive officers to deliver the undertaking set forth in Exhibit E;

            (c) Proponent will not: (i) solicit authority, directly or indirectly, from any Sizeler stockholder, or directly or indirectly encourage or assist any other party to solicit authority from any Sizeler stockholder, to elect or vote for any candidate or candidates for election to the Board at the 2005 Annual Meeting other than the Board Nominees or otherwise present for consideration to any Sizeler stockholder in connection with the 2005 Annual Meeting any candidates other than the Board Nominees, (ii) engage in any campaign or efforts to have votes withheld from or otherwise discredit any of the Board Nominees in connection with the 2005 Annual Meeting or cause any other party to do so, (iii) solicit authority, directly or indirectly, from any Sizeler stockholder, or directly or indirectly encourage or assist any other party to solicit authority from any Sizeler stockholder, to make or vote for any proposal regarding any possible liquidation of the Company; or (iv) assist any other party in doing any of the foregoing;


            (d) within two business days hereof, Proponent will amend or cause to be amended its Schedule 13D to indicate that: (i) Proponent will not solicit authority to elect candidates to the Board at the 2005 Annual Meeting other than the Board Nominees, in light of reaching an agreement with the Company set forth herein; (ii) Proponent will not take any action in furtherance of any non-binding shareholder proposal for the liquidation of the Company; (iii) Proponent has abandoned all demands related to: (a) the liquidation of the Company; (b) cancellation of the Company's shareholder rights plan and the


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

non-transferable rights issued thereunder and currently outstanding; (c) the sale of the Company's enclosed regional malls; (d) removal of the Company's executive officers; (e) declaration of a special dividend; and (f) any other matter described in Proponent's preliminary proxy statement filed with the Securities and Exchange Commission on August 12, 2005 ; and (iv) Proponent will not take any action in furtherance of the items described in the foregoing clause (iii), except to the extent that any such actions have been approved by a majority of the Board;

            (e) the Proponent hereby withdraws the notices of its intention to nominate Michael L. Ashner and Peter Braverman to the Board and the notice of its intention to make a shareholder proposal favoring a liquidation of the Company, and, promptly following the joint public announcement of this Agreement, shall advise the Securities and Exchange Commission in writing of the same; for purposes of clarity, any demand to inspect certain records and lists of Sizeler stockholders (including any list of non-objecting beneficial owners) and certain other documents, to the extent remaining outstanding, is hereby rescinded; and

            (f) Proponent shall not, prior to the Company's public announcement contemplated by Section 1(g) hereof, directly or indirectly (i) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")), or form, join in or in any way participate in a "group" (as defined in Regulation 13D under the Exchange Act) with respect to the voting securities of the Company, (ii) grant any proxies with respect to any voting stock of the Company, other than in connection with a solicitation of proxies by the Board, (iii) take any action to call a special meeting of stockholders of the Company, (iv) make any stockholder proposals in respect of the Company, including but not limited to proposals (a) to nominate directors to be elected at any annual or special meeting of the stockholders of the Company, (b) relating to any liquidation of the Company, (c) relating to cancellation of the Company's shareholder rights plan and the non-transferable rights issued thereunder and currently outstanding; (d) providing for the sale of the Company's enclosed regional malls; (e) providing for the removal of the Company's executive officers; and
(f) relating to any declaration of any special dividend; (v) take any action that would result in Proponent, whether acting alone or together with one or more other persons or as participants in a group, becoming the Beneficial Owner or the Constructive Owner (as defined in the Charter) of a percentage of the Company's common stock in excess of the Ownership Limit (as defined in the Charter), provided that the Proponent shall not be restricted by this clause (v) from making an offer to acquire any or all of the Company's outstanding common stock in response to or following a similar offer by a person who is not affiliated with the Proponent (other than an affiliation arising solely from Proponent being a significant stockholder of Sizeler and having one or more designees on the Board) and whom the Proponent has not encouraged or assisted in making such an offer; or (vi) take any action in furtherance of any of the foregoing.


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

      3. Mutual Covenants.

            (a) The Company and the Proponent will issue or cause to be issued, on or about 8:30 a.m. on September 12, 2005, a press release in the form attached hereto as Exhibit F.

            (b) The parties have executed the Mutual General Release in the form of Exhibit G.

            (c) The Company and the Proponent will, concurrently with the execution hereof, execute a stipulation of voluntary dismissal pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, in the case of Sizeler Property Investors, Inc., J. Terrell Brown, William Byrnes, Harold Judell, Sidney W. Lassen, Thomas A. Masilla, Jr., James McFarland, Richard Pearlstone, James R. Peltier and Theodore H. Strauss v. First Union Real Estate Equity & Mortgage Investments, Civil Action No. 1:05-cv-718-RDB in the form of Exhibit H hereto. The Company will cause the stipulation to be filed within 2 business days of the execution hereof.

      4. No Assurances. No party to this Agreement provides any guarantees or assurances that each of the Board Nominees will be elected by the stockholders, will agree to serve, or will actually serve, a full term if elected and no party makes any representation or warranty as to the fitness of any Board Nominee to serve on the Board.

      5. General.

            (a) Each of the parties hereto represents and warrants to the other that:

                  (i) Such party is duly organized, validly existing and in good standing under the laws of the State of its formation.

                  (ii) The execution, delivery of, and performance of such
            party's obligations and responsibilities under, this Agreement has been duly and validly authorized by all necessary action on the part of such party, including, without limitation approval by such party's Board of Directors, and this Agreement is a valid and binding obligation of such party and enforceable against such party in accordance with its terms.

                  (iii) Neither the execution and delivery of this Agreement by such party, nor the performance by such party of its obligations hereunder, will result in a breach, violation or default by such party of any provision of law or of its organizational documents or


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

            of any other agreement or arrangement to which such party is a party or by which it is bound or to which it or its assets is subject.

                  (iv) The individual set forth below as signatory to this
            Agreement for such party has the authority to execute this Agreement on behalf of such party and to bind such party to the terms hereof.

            (b) This Agreement shall be governed by the laws of the State of Maryland, without regard to the conflicts of law provisions thereof. Any controversy arising out of this Agreement shall be litigated exclusively in the U.S. District Court for the District of Maryland, Northern Division or in the Circuit Court for Baltimore City, Maryland.

            (c) (i) The covenants contained in this Agreement shall expire immediately following conclusion of the Company's 2006 annual stockholders' meeting; provided that the covenants in Sections 1(b), 1(c) and 1(e) shall expire immediately following conclusion of the Company's 2007 annual stockholders' meeting.

                  (ii) Notwithstanding any other provision of this Agreement, the covenants of Sizeler contained in this Agreement shall expire immediately upon the Proponent being the beneficial owner of less than 2.0% of the issued and outstanding common stock of Sizeler, determined by reference to (a) the actual number of shares of the common stock of Sizeler issued and outstanding at the close of business on a given day as certified by Sizeler's transfer agent and (b) either (i) the most recently available information filed with the Securities and Exchange Commission by the Proponent regarding the Proponent's holdings of the common stock of Sizeler, or (ii) the actual number of shares of common stock of Sizeler held by the Proponent on any given business day, which number the Proponent hereby covenants to certify and provide to Sizeler within two business days of a request therefor by Sizeler.

            (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (e) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (f) If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision(s) in good faith so as to become enforceable while hewing as closely as possible to the original intent. In the event that the parties hereto cannot reach a mutually agreeable and enforceable replacement for such provision(s),


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

then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of this Agreement shall remain enforceable in accordance with its terms.

            (g) Each party hereto acknowledges that its breach of this Agreement would cause irreparable injury to the other for which monetary damages would not be an adequate remedy. Accordingly, a party hereto will be entitled to injunctions and other equitable remedies in the event of such a breach by the other party hereto. (h) This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties with respect to the subject matter hereof are expressly canceled.

                            [Signature page follows]


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

      In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by themselves or their duly authorized officer or attorney-in-fact as of the date first set forth above.

                                        SIZELER PROPERTY INVESTORS, INC.


                                        By:
                                            ------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                               ---------------------------------

                                        FIRST UNION REAL ESTATE
                                        EQUITY AND MORTGAGE
                                        INVESTMENTS

                                        By:
                                            ------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                               ---------------------------------


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